Exhibit 10.1

MARIN SOFTWARE INCORPORATED

SERIES A PREFERRED STOCK PURCHASE AGREEMENT

This Agreement is made and entered into as of April 25, 2025 (the “Effective Date”) by and between Marin Software Incorporated (the “Company”), a Delaware corporation, and Christopher Lien, an individual (“Purchaser”). In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

1.
PURCHASE OF SHARE. On the Effective Date and subject to the terms and conditions of this Agreement, Purchaser hereby purchases from the Company, and Company hereby sells to Purchaser, one (1) share of the Company’s Series A Preferred Stock, $0.001 par value per share (the “Share”), for a purchase price of One Dollar ($1.00) (the “Purchase Price”).
2.
PAYMENT OF PURCHASE PRICE; CLOSING.
2.1
Deliveries by Purchaser. Purchaser hereby delivers to the Company: (a) a duly executed copy of this Agreement and (b) payment of the Purchase Price by a check payable to the Company’s order or in cash.
2.2
Deliveries by the Company. Upon its receipt of the entire Purchase Price and all the documents to be executed and delivered by Purchaser to the Company under Section 2.1, the Company will issue a duly executed stock certificate evidencing the Share in the name of Purchaser, registered in Purchaser’s name.
3.
REPRESENTATIONS AND WARRANTIES OF PURCHASER. As a material inducement to the Company to sell and issue the Share to Purchaser, Purchaser hereby represents and warrants to the Company, and agrees with the Company, as follows:
3.1
Authorization; Enforceability. Purchaser has all requisite power and authority to enter into this Agreement and to purchase the Share. This Agreement has been duly executed and delivered by Purchaser.
3.2
Purchase for Own Account. Purchaser is acquiring the Share solely for Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering of the Share within the meaning of the Securities Act of 1933, as amended (the “1933 Act”). Purchaser has no present intention to sell, offer to sell, or otherwise dispose of or distribute any of the Share. Purchaser will hold the entire legal and beneficial interest in and to the Share and does not presently intend to divide or share such interest with any other person or entity.
3.3
Restrictions on Transfer. Purchaser understands and has been advised by the Company that the Share has not been registered under the 1933 Act or qualified under the California Corporate Securities Law of 1968, as amended (the “Law”), or any other state securities law, in reliance on exemptions from the registration and/or qualification requirements of such laws, and that consequently the Share cannot be offered, sold or otherwise transferred, and must be held indefinitely by Purchaser, unless and until they are registered under the 1933 Act and qualified under the Law and other applicable state securities laws or until exemptions from such registration and qualification requirements are available. Moreover, Purchaser understands and agrees that the Company has no present plans to register or qualify the Share with the U.S. Securities and Exchange Commission (“SEC”) or any other governmental authority and that the Company has no obligation to so register or qualify any or all of the Share for any future sale thereof by Purchaser. Purchaser acknowledges and agrees (a) not to sell the Share without registration under applicable securities laws or exemptions therefrom and (b) that the Share may not be transferred unless such transfer is in accordance with Section 5 of the Certificate of Designation of Series A Preferred Stock of Marin Software Incorporated.
3.4
Rule 144. Purchaser has been advised that SEC Rule 144 promulgated under the 1933 Act, which permits certain limited sales of unregistered securities in specified circumstances, is not presently available with respect to the Share and, in any event, requires that the Share be held for a minimum of one year (and in some cases longer) after it has been purchased and paid for (within the meaning of Rule 144) before it may be resold under Rule 144.
3.5
Legends. Purchaser understands and agrees that all certificate(s) evidencing the Share (and any securities issued in respect of the Share upon any stock split, stock combination, stock dividend, merger, reorganization or recapitalization) will be imprinted with a legend that reads substantially as set forth below, together with any other legends that, in the opinion of legal counsel to the Company, are required by the 1933 Act, the Law or by other federal or state securities laws:

THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THIS SECURITY IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THIS SECURITY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SECURITY REPRESENTED HEREBY MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN CERTIFICATE OF DESIGNATION OF SERIES A PREFERRED STOCK OF MARIN SOFTWARE INCORPORATED.

3.6
Stop Transfer Instructions. Purchaser agrees that, in order to ensure compliance with and to enforce the restrictions on transfer referred to in this Agreement, the

Company may refuse to transfer the Share and may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, the Company may make appropriate notations to the same effect in its own stock transfer records.
3.7
Suitability and Investment Experience. Purchaser is an “accredited investor” as defined in Regulation D promulgated by the SEC under the 1933 Act, and has: (a) a pre-existing personal and/or business relationship with the Company, or its officers or directors, such that Purchaser is aware of the character, business acumen and general business and financial circumstances of such persons; and/or (b) such knowledge and experience in business and financial matters that Purchaser is capable of evaluating the merits and risks of this investment in the Share and is capable of protecting Purchaser’s interests in connection with this investment in the Share.
4.
GENERAL PROVISIONS.
4.1
Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto. A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of San Francisco are open for business.
4.2
Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.
4.3
Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “Sections” will mean “sections” of this Agreement.
4.4
Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to that body of laws pertaining to conflict of laws.
4.5
Successors and Assigns. Except as otherwise stated herein, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and assigns.
4.6
Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.
4.7
Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this Section 4.7 will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.
4.8
Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.
4.9
Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

Exhibit 10.1

IN WITNESS WHEREOF, the Company and Purchaser have caused this Series A Preferred Stock Purchase Agreement to be executed by their respective duly authorized representatives, each as of the Effective Date.

“COMPANY” MARIN SOFTWARE INCORPORATED		“PURCHASER” CHRISTOPHER LIEN

By:	/s/ Robert Bertz	By:	/s/ Christopher Lien
Name:	Robert Bertz	Address:
Title:	Chief Financial Officer
Address:

[Signature Page to Marin Software Incorporated Series A Preferred Stock Purchase Agreement]